Exhibit 5.1

SHUTTS & BOWEN LLP

ATTORNEYS AND COUNSELORS AT LAW

(A PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS)

1500 MIAMI CENTER

201 SOUTH BISCAYNE BOULEVARD

MIAMI, FLORIDA 33131

MIAMI (305) 358-6300

FACSIMILE (305) 381-9982

August 27, 2003

International Assets Holding Corporation

220 East Central Parkway

Suite 2060

Atlamonte Springs, Florida 32701

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for International Assets Holding Corporation, a Delaware corporation (the “Company”), and are rendering this opinion in connection with the proposed issuance of up to 1,446,396 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to the International Assets Holding Corporation Stock Option and International Assets Holding Corporation 2003 Stock Option Plans (the “Plans”).

In furnishing this opinion, we have examined such documents, legal opinions and precedents, corporate and other records of the Company, and certificates of public officials and officers of the Company, as we have deemed necessary and appropriate to provide a basis for the opinions set forth below. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that, when issued and sold in the manner referred to in the Plans and pursuant to any agreements that accompany the Plans, the shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

For purposes of this opinion, we do not purport to be an expert on the laws of any jurisdiction other than the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion herein as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider ourselves an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

SHUTTS & BOWEN LLP